                                                                     EXHIBIT 12



Intercargo Corporation and Subsidiaries
Statement Regarding Computation of Ratios

The Combined Ratio, as Computed on a GAAP basis, is the ratio of total underwriting expenses to insurance premium income.

U.S. & U.K. OPERATIONS

BONDS

    Year           Total       Insurance    Combined
    Ended       Underwriting    Premium       Ratio
   Dec. 31        Expenses      Income          %
- ------------------------------------------------------
  1995          $20,631        $24,700          83.5
  1994           18,507         23,019          80.4
  1993           21,015         19,739         106.5
  1992           18,742         17,720         105.8
  1991           14,427         15,415          93.6


MARINE

    Year           Total       Insurance    Combined
    Ended       Underwriting    Premium       Ratio
   Dec. 31        Expenses      Income          %
- ------------------------------------------------------
  1995          $25,942        $20,808         124.7
  1994           17,125         14,996         114.2
  1993           10,430         12,154          85.8
  1992            8,001         10,773          74.3
  1991            7,007          8,062          86.9


PROFESSIONAL LIABILITY

    Year           Total       Insurance    Combined
    Ended       Underwriting    Premium       Ratio
   Dec. 31        Expenses      Income          %
- ------------------------------------------------------
  1995           $4,920         $3,069         160.3
  1994            4,645          2,377         195.4
  1993            2,945          1,681         175.2
  1992            2,747          2,090         131.4
  1991            3,600          2,284         157.6


OTHER

    Year           Total       Insurance    Combined
    Ended       Underwriting    Premium       Ratio
   Dec. 31        Expenses      Income          %
- ------------------------------------------------------
  1995           $8,073         $5,498         146.8
  1994            3,573          3,362         106.3
  1993            1,092            772         141.5
  1992              927            566         163.8
  1991               52            117          44.4


TOTAL BONDS, MARINE, PROFESSIONAL LIABILITY AND OTHER

    Year           Total       Insurance    Combined
    Ended       Underwriting    Premium       Ratio
   Dec. 31        Expenses      Income          %
- ------------------------------------------------------
  1995          $59,566        $54,075         110.2
  1994           43,850         43,754         100.2
  1993           35,482         34,346         103.3
  1992           30,417         31,149          97.7
  1991           25,086         25,878          96.9


CANADIAN OPERATIONS

AUTO

    Year           Total       Insurance    Combined
    Ended       Underwriting    Premium       Ratio
   Dec. 31        Expenses      Income          %
- ------------------------------------------------------
  1995          $22,289        $24,046          92.7
  1994           23,819         25,646          92.9
  1993            7,850          8,863          88.6
  1992            7,402          9,302          79.6
  1991           11,273         12,841          87.8


PROPERTY

    Year           Total       Insurance    Combined
    Ended       Underwriting    Premium       Ratio
   Dec. 31        Expenses      Income          %
- ------------------------------------------------------
  1995           $8,333         $7,647         109.0
  1994            5,008          5,084          98.5
  1993            2,508          2,059         121.8
  1992            1,509          1,154         130.7
  1991              842            816         103.2


OTHER

    Year           Total       Insurance    Combined
    Ended       Underwriting    Premium       Ratio
   Dec. 31        Expenses      Income          %
- ------------------------------------------------------
  1995             $284           $386          73.6
  1994              239            313          76.4
  1993              220            225          97.8
  1992                -              -             -
  1991                -              -             -


TOTAL AUTO, PROPERTY, AND OTHER

    Year           Total       Insurance    Combined
    Ended       Underwriting    Premium       Ratio
   Dec. 31        Expenses      Income          %
- ------------------------------------------------------
  1995          $30,906        $32,079          96.3
  1994           29,066         31,043          93.6
  1993           10,578         11,147          94.9
  1992            8,911         10,456          85.2
  1991           12,115         13,657          88.7
